Exhibit 99.1

SAN FRANCISCO, August 9, 2004/PRNewswire-FirstCall/ -- Building Materials Holding Corporation (Nasdaq: BMHC) today announced that its wholly owned subsidiary, BMC Construction, Inc., acquired the remaining 49% interest in its Northern California construction partnership, KBI Norcal. BMC Construction first acquired its 51% interest in the partnership in 2002. KBI Norcal provides turnkey construction services to high-volume production builders.

KBI Norcal's entire management team under the leadership of Robert Garcia and John Volkman will remain intact to help ensure the continued success of the business.

Mr. Robert E. Mellor, BMHC's Chairman, President and Chief Executive Officer, stated, "Over the past two years, the management team at KBI Norcal has successfully addressed the challenges of dramatic internal growth and the start-up and integration of a lumberyard and component plant. In the process, the infrastructure at KBI Norcal has been strengthened and the business is well positioned to take advantage of the many growth opportunities ahead."

About BMHC

Building Materials Holding Corporation is one of the largest residential construction services companies in the United States. The Company specializes in providing construction and installation services, component manufacturing and distribution of high-quality building materials to residential builders and contractors across the nation. Keys to BMHC's growth strategy are increasing construction services to residential production homebuilders and entry into selective geographic markets.

Business Risks and Forward-Looking Statements

Certain statements made in this news release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors are discussed in detail in Form 10-K for the fiscal year ended December 31, 2003.  Given these uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements.  We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained in the Annual Report on Form 10-K or this news release except as required b y law.

CONTACT: Ellis Goebel, Senior Vice President, Business Development and Investor Relations, (415) 624-9100